LEE FINANCIAL MUTUAL FUND, INC.

FORM N-SAR

Semi-Annual Period Ended March 31, 2016

SUB-ITEM 77Q1: Exhibit

(e)(1)	Amendment to Investment Management Agreement between Lee Financial Mutual Fund, Inc. and Lee Financial Group Hawaii, Inc. relating to the Lee Financial Tactical Fund is incorporated herein by reference to Exhibit 23(d)(2)(a) in Registrant’s Post-Effective Amendment No. 44 to its Registration Statement filed on January 28, 2016.